EXHIBIT 23.1
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                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

         We consent to use of our report dated January 22, 2004 with respect to the consolidated balance sheets of VIVUS, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations and other comprehensive loss, stockholders' equity, and cash flows for each of the years in the two-year period ending December 31, 2003, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ KPMG LLP
San Francisco, California

December 21, 2004